Exhibit 99.1

                           MMDS AFFILIATION AGREEMENT

               MMDS AFFILIATION AGREEMENT (this "Agreement") dated as of the 4th day of August, 1997 by and between TelQuest Satellite Services LLC, a Delaware limited liability company ("TelQuest"), and CAI Wireless Systems, Inc., a Connecticut corporation ("Affiliate").

                                   RECITALS:

               A. TelQuest intends to develop and operate a satellite system ("Satellite System") utilizing transponders initially on C-band and subsequently on Ku-band frequencies for the purpose of providing digital video information and data through MMDS operators (i) for MMDS head-end in-the-sky services ("HITS Services") and (ii) for direct-to-home ("DTH") subscription services ("DTH Services" and together with HITS Services, the "Satellite Services").

               B. Affiliate currently owns or holds a majority interest in and operates MMDS wireless cable systems through which Affiliate provides video programming services to its subscribers and such wireless cable systems are identified on ScheduleA hereto (the wireless cable systems identified in this recital, together with any additional or subsequent systems as may be added from time to time in accordance herewith, hereinafter referred to collectively as the "Affiliate Systems" and individually as an "Affiliate System").

               C. Affiliate desires to utilize TelQuest's Satellite System for the purpose of enhancing Affiliate's provision of video programming services to its subscribers.

               D. TelQuest agrees to provide Satellite Services to Affiliate on the Satellite System by providing HITS Services to Affiliate's head-ends and DTH Services directly to Affiliate DTH Subscribers (as defined below) in Affiliate's Service Area (as defined below), and Affiliate agrees to purchase the Satellite Services, on the terms and conditions contained herein.

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

        1. Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them below:

               a. "Agreement" means this MMDS Affiliation Agreement dated as of August 4, 1997 by and between TelQuest and Affiliate.

               b.  "Affiliate" has the meaning set forth in the Preamble.

               c. "Affiliate Subscribers" shall mean, collectively, all the Affiliate DTH Subscribers and all of the Affiliate MMDS Subscribers.

               d. "Affiliate DTH Subscribers" shall mean all subscribers receiving TelQuest Programming through the utilization of the DTH Services hereunder and, for purposes of Section 9, the sum of (a)the average number of residential (individual dwelling unit) customers who (i) have been receiving TelQuest Programming during the last thirty (30) days and (ii) are not currently more than sixty (60) days past due on their account or pending disconnection for any reason and (b)commercial and multiple dwelling unit ("MDU") accounts, such as hotels, motels, apartment houses and multifamily homes, provided that the number of "Affiliate DTH Subscribers" serviced by each commercial and MDU account shall be deemed to be an amount equal to the quotient of (x) the monthly basic service revenue derived from such commercial and MDU account (excluding any charges for taxes or other non-recurring items) divided by (y) the Affiliate's per subscriber charge for DTH Service.

               e. "Affiliate MMDS Subscribers" shall mean all residential, commercial and bulk-billed customers receiving TelQuest Programming through the utilization of the HITS Services hereunder, via either digital MMDS or a hybrid MMDS transmission platform, and, for purposes of Section 9, the sum of (a)the average number of residential (individual dwelling unit) customers who (i) have been receiving TelQuest Programming during the last thirty (30) days and (ii) are not currently more than sixty (60) days past due on their account or pending disconnection for any reason and (b)commercial and MDU accounts, such as hotels, motels, apartment houses and multifamily homes, provided that the number of "Affiliate MMDS Subscribers" serviced by each commercial and MDU account shall be deemed to be an amount equal to the quotient of (x) the monthly basic service revenue derived from such commercial or MDU account (excluding any charges for taxes or other non-recurring items) divided by (y) the Affiliate's per subscriber charge for service.

               f. "Affiliate System(s)" has the meaning set forth in the Recitals.

               g.  "BTA" shall mean Basic Trading Area.

               h.  "CPE" has the meaning set forth in Section16.

               i. "CPI" shall mean the Consumer Price Index (All items) for the Urban Consumers/U.S. (New Series) as published by the United States Department of Labor, Bureau of Labor Statistics, or such other index as mutually agreed upon between TelQuest and Affiliate.

               j.  "DTH" has the meaning set forth in the Recitals.

               k.  "DTH Services" has the meaning set forth in the Recitals.

               l.  "Force Majeure" has the meaning set forth in Section13.

               m.  "HITS Services" has the meaning set forth in the Recitals.

               n.  "Indemnified Party" has the meaning set forth in Section 20.

               o.  "Indemnifying Party" has the meaning set forth in Section
20.

               p.  "Initial Term" has the meaning set forth in Section 2.

               q.  "IRT(s)" has the meaning set forth in Section 3(b).

               r.  "Launch Dates" has the meaning set forth in Section 3(d).

               s.  "Monthly Fee" has the meaning set forth in Section 9.

               t. "Performance Standards" has the meaning set forth in Section 15(a).

               u. "Satellite(s)" shall mean the C-band satellite and/or Ku-band satellite on which TelQuest leases transponder capacity for the provision of the Satellite Services.

               v. "Satellite Services" has the meaning set forth in the Recitals.

               w. "Satellite System" has the meaning set forth in the Recitals.

               x. "Service Area" is the BTA for a given Affiliate System as specified on Schedule A.

               y. "Successor Satellite(s)" shall mean any replacement or successor satellite(s) to the initial Satellites on which TelQuest leases transponder capacity for the provision of the Satellite Services.

               z. "Technical Specifications" has the meaning set forth in Section5.

               aa.  "TelQuest" has the meaning set forth in the Preamble.

               bb. "TelQuest Programming" has the meaning set forth in Section 4(a).


               cc. "Term" has the meaning set forth in Section 2.

               dd. "Transponder Agreement" has the meaning set forth in Section18(e).

               ee. "Uplink Facilities" has the meaning set forth in Section
6(a).

        2. Term. TelQuest shall commence providing Satellite Services under this Agreement as of September 1, 1997. This Agreement will commence as of the date hereof and shall continue for a period of ten (10) years (the "Initial Term") unless sooner terminated in accordance with Section22. Thereafter, this Agreement shall be automatically renewed for additional five- (5) year terms unless either party gives written notice of its desire and intention to terminate at least one (1) year prior to the expiration of the Initial Term or any five- (5) year renewal term thereafter (the Initial Term together with any renewal term hereinafter referred to as the "Term").

        3.     Provision of Satellite Services.

               a. TelQuest hereby agrees to provide Satellite Services to Affiliate by delivering the TelQuest Programming to the Satellite(s), causing the transmission of the TelQuest Programming by the Satellite(s) to the Affiliate's head-end(s) and subscribing consumer residences, and authorizing Affiliate's reception of TelQuest HITS Service at Affiliate's head-end(s) and authorizing consumer reception of TelQuest's DTH Services at subscribing consumer residences in the Service Areas. TelQuest shall provide Satellite Services via uplink facilities and satellites owned, leased or operated by TelQuest or via service agreements with other suitable satellite, and/or satellite uplink providers. TelQuest's uplink facilities will initially be located in Hawley, PA. Affiliate acknowledges that initially, TelQuest shall provide only HITS Services under this Agreement until such time as TelQuest is capable of providing both HITS and DTH Services. In the event TelQuest is unable to provide DTH Services, this Agreement shall remain in full force and effect with respect to TelQuest's provision of HITS Services in accordance with the terms of this Agreement.

               b. In connection with the HITS Services, TelQuest shall deliver TelQuest Programming to the Satellite(s), cause the transmission of the TelQuest Programming by the Satellite(s) to the Affiliate's head-ends and authorize each Affiliate System head-end Integrated Receiver Transcoder ("IRT") to receive the signals for TelQuest Programming in accordance with the Technical Specifications. Affiliate shall, at its own cost and expense, obtain and install one or more satellite earth stations, a sufficient number of IRTs to receive TelQuest Programming, and any other equipment and software necessary to receive, digitally reprocess and distribute the HITS Services signals. Each such digital head-end shall be operational and maintained by Affiliate in good working order and in compliance with all applicable laws. It shall be the responsibility of Affiliate to activate and "turn-on" the Affiliate MMDS Subscribers.

               c. In connection with the DTH Services, TelQuest shall deliver TelQuest Programming to the Satellite(s), cause the transmission of the TelQuest Programming by the Satellite(s) to the subscribing consumer residences and authorize receivers installed by Affiliate or its agent(s) at subscribing consumer residences to receive the signals of TelQuest Programming.

               d. Affiliate shall be responsible for the reception of the Satellite System transmission of TelQuest Programming for HITS Services and shall cause TelQuest Programming to be delivered on Affiliate Systems commencing with the respective launch dates ("Launch Dates") for Affiliate Systems set forth on Schedule A. Affiliate shall diligently endeavor to commence delivering TelQuest Programming on the applicable Launch Dates, and in the event Affiliate begins delivering TelQuest Programming on any date other than that set forth as the anticipated Launch Date, Affiliate shall promptly notify TelQuest in writing of such actual Launch Date. In the event
Affiliate does not commence delivering TelQuest Programming within ninety (90) days following the anticipated Launch Date, TelQuest shall have a right to
(i)terminate satellite services with respect to such Affiliate System or
(ii)revoke exclusivity for the Service Area of such Affiliate System.
Affiliate may add Affiliate Systems in areas not serviced by TelQuest with applicable Launch Dates as the Affiliate in its discretion desires during the Term, but shall do so only upon written approval by TelQuest, which shall not be unreasonably withheld, on no less than thirty (30) days' prior written notice to TelQuest to which TelQuest agrees to respond in writing within fifteen (15) days, and upon such approval said Affiliate Systems and Launch Dates shall be incorporated herein by reference.

               e. Affiliate shall deliver that portion of the TelQuest Programming to Affiliate MMDS Subscribers as it chooses in its sole discretion, subject to the terms of Affiliate's MMDS carriage agreements and digital transport amendments. Affiliate will use reasonable commercial efforts to ensure TelQuest Programming will be received only by Affiliate MMDS Subscribers who are identified, charged for and pay a special charge for the privilege of receiving TelQuest Programming, or are otherwise authorized to receive TelQuest Programming. TelQuest reserves the right to terminate this Agreement should said Affiliate fail to utilize reasonable commercial efforts in ensuring sufficient and reasonable security to prohibit, to the extent possible, unauthorized reception of TelQuest Programming.

               f. Affiliate shall not deliver or make available TelQuest Programming to any Affiliate Subscriber except in accordance with the payments to TelQuest provided for in Section 8.

               g. In the event TelQuest has reason to believe that TelQuest Programming is being received by an unauthorized person or persons within a given Service Area, TelQuest shall notify Affiliate. Affiliate shall take such reasonable steps as are appropriate to investigate such information and take reasonable actions to ensure that TelQuest Programming is received only by authorized persons, including the initiation of legal action; provided, however, Affiliate shall only be required to take such action if such unauthorized use is the result of an act or omission of Affiliate. TelQuest also reserves the right to take whatever legal action is necessary in its sole discretion to prosecute and prevent those who are the unauthorized recipients of TelQuest Programming from obtaining same within the jurisdiction of the Service Area of Affiliate. In the event TelQuest determines to commence legal action, it shall first notify Affiliate at least ten (10) days prior to commencing such action.

        4.     TelQuest Programming.

               a. TelQuest shall initially deliver the digital video programming ("TelQuest Programming") listed on Schedule B hereto, which has been approved in advance by Affiliate. TelQuest shall have the right in its sole discretion to add or remove programming to and from the TelQuest Programming line-up from time to time upon notice to Affiliate. TelQuest shall determine in its sole discretion the TelQuest Programming to be delivered to Affiliate's DTH Subscribers.

               b. In connection with procuring TelQuest Programming for the provision of HITS Service, TelQuest shall provide Affiliate with execution copies of digital transport amendments to Affiliate's MMDS carriage agreements with programmers in order to permit Affiliate to access TelQuest's digital satellite feed of such programming as part of the HITS Service. TelQuest shall use reasonable commercial efforts to assist in facilitating such arrangements with programmers, and Affiliate agrees to cooperate in such effort. Affiliate shall be solely responsible for any and all programming costs associated with the TelQuest Programming delivered in connection with the HITS Service. Affiliate represents to TelQuest that it has, or will have prior to launching HITS Service in its Service Area(s), for each of its Service Areas, MMDS carriage agreements with programmers covering all of the initial TelQuest Programming to be delivered by TelQuest in connection with the HITS Service. Affiliate shall maintain all such MMDS carriage agreements in full force and effect during the Term as necessary to comply with the terms of this Agreement. At the request of Affiliate, TelQuest shall use reasonable efforts to assist Affiliate in facilitating MMDS carriage agreements with programmers through the services of Wireless Programming Cooperative, L.L.C.

               c. In connection with procuring TelQuest Programming for the provision of DTH Service, TelQuest shall enter into DTH affiliation agreements with programmers in order to permit TelQuest to deliver such programming to Affiliate's DTH Subscribers as part of the DTH Service. TelQuest shall be solely responsible for any and all programming costs associated with the TelQuest Programming delivered by TelQuest in connection with the DTH Service. Affiliate and TelQuest agree to cooperate in addressing and remedying any double payments to programmers resulting from the provision of HITS Service and DTH Service to Affiliate Subscribers.

        5.     Technical Specifications for Satellite Services.

               The initial technical specifications with respect to the receipt of the Satellite Services on TelQuest's Satellite System are set forth on ScheduleC hereto (the "Initial Technical Specifications"). The parties agree to cooperate in establishing and coordinating additional technical specifications for the receipt of Satellite Services (the "Additional Technical Specifications" together with the Initial Technical Specifications, the "Technical Specifications").

        6.     Modifications and Maintenance of the Satellite System.

               a. TelQuest shall have the responsibility during the Term, at TelQuest's sole cost and expense to operate and maintain TelQuest's satellite uplink facilities (the "Uplink Facilities") for the Satellite System as may be necessary to provide the Satellite Services to the Affiliate Systems as provided herein. [**The confidential material contained herein has been omitted and has been separately filed with the Commission.**].

               b. TelQuest will upgrade its Uplink Facilities at its own cost from time to time as it deems necessary to take advantage of future improvements in digital encoding and compression and related technologies, in accordance with the Technical Specifications, in order to increase the quality and/or quantity of the TelQuest Programming to be provided to the Affiliate Systems hereunder.

               c. TelQuest shall (a) at all times preserve and keep in full force and effect the rights material to its business and (b) comply at all times and in all material respects with the provisions of all permits, licenses or other similar authorizations relating to such business, including without limitation any obligations or agreements with respect to signal transmission, certifications and permits and all other agreements, licenses and sublicenses, and leases and subleases to which it is a party, and will suffer no loss of forfeiture thereof or thereunder except for immaterial losses or forfeitures which in the aggregate would not be material to its business or properties or have a material adverse effect on its ability to perform its obligations hereunder.

               d. TelQuest shall obtain all necessary licenses from the Federal Communications Commission for the provision of Satellite Services on the Satellite System.

        7. Call Center, Subscriber Management and Billing. In connection with TelQuest's provision of DTH Services:

               a. TelQuest shall make available to Affiliate a 24 hour-per-day, seven-day-per-week national call center, staffed by qualified live operators supported with automatic response units, to receive calls from subscribers on a toll free number maintained by TelQuest. TelQuest shall provide sufficient training to the operators staffing the call center to enable them to handle subscriber calls and arrange subscriber installations in a professional manner. In connection with such call center, TelQuest hereby offers Affiliate the call center service packages set forth on ScheduleF. Affiliate has initially selected the call center service package checked on ScheduleF. Affiliate shall have the right to change its call center service package from time to time on thirty (30) days' prior written notice to TelQuest. Affiliate agrees to pay TelQuest the applicable call center service fee for the selected call center service package as in effect from time to time. The initial call center service fees are set forth on ScheduleF and are subject to change in TelQuest's reasonable discretion upon thirty (30) days' prior written notice to Affiliate.

                       (i) TelQuest, in cooperation with Affiliate, shall develop a computer data base covering each of the Affiliate Systems, in order to expedite the process of arranging subscriber installations.

                       (ii) TelQuest shall cause the operators staffing the call center to:

                              (1) Record each subscriber's name, telephone number, credit information and requested installation time, subject to parameters supplied by Affiliate related to installation crew availabilities, estimated work activity time, and other considerations reasonably requested by Affiliate.

                              (2) Electronically transmit each such completed service order to the applicable representative and dispatcher designated by Affiliate.

                       (iii) TelQuest shall provide for credit check of prospective subscribers using Affiliate-supplied credit limit parameters in order to determine whether prospective subscribers shall be approved to subscribe for the DTH Services.

                       (iv) TelQuest shall provide electronic confirmation to Affiliate of its decision whether or not to approve prospective subscriber's credit.

               b. TelQuest shall provide the subscriber management and billing system for Affiliate DTH Subscribers, including the billing and collections services, as well as supplying MIS reports to Affiliate with respect to Affiliate DTH Subscribers. Affiliate shall pay TelQuest $1.00 per Affiliate DTH Subscriber for such subscriber management and billing services.

        8. DTH Subscriber Installations. In connection with Affiliate's receipt of DTH Services Affiliate shall:

               a. Provide at its sole cost and expense, dispatchers to handle the final scheduling confirmation and dispatching for customer installations in each of the Affiliate Systems.

               b. Provide sufficient ongoing training to the dispatchers to enable them to perform their duties in a professional manner.

               c. Provide prompt, professional installations and technical service for subscribers served by the Affiliate Systems.

               d. Maintain at all times sufficient installation resources available to install each new subscriber within three (3) business days of receipt of service orders.


               e.  Cause its dispatchers to:

                       (i) Receive and review service orders electronically transmitted from TelQuest's call center.

                       (ii) to confirm subscriber's requested installation time, or if Affiliate cannot accommodate such requested installation time after using its reasonable commercial efforts to do so, arrange an alternative installation time acceptable to subscriber.

                       (iii) Dispatch installer in a manner consistent with customary industry practices.

        9.     Fees for Satellite Services.

               Satellite Services provided hereunder are in consideration of a monthly fee, payable by Affiliate in accordance with Section 10. The monthly fee ("Monthly Fee") for the Satellite Services hereunder shall be calculated and paid as set forth on Schedule D.

        10.    Payments and Reports.

               a.  With respect to the HITS Service Monthly Fee:

                       (i) Within fifteen (15) business days following the end of each calendar month of the Term, Affiliate shall deliver to TelQuest a statement from Affiliate's Chief Financial Officer showing the computation of the HITS Service Monthly Fees payable to TelQuest for such calendar month together with payment of such fees. The form of such statement shall be as provided by TelQuest, TelQuest having the right to modify such form from time to time; provided such form is reasonably acceptable to Affiliate.

                       (ii) Within one hundred and twenty (120) days following the end of Affiliate's fiscal year during any portion of which this Agreement is in effect, Affiliate shall supply to TelQuest a letter addressed to TelQuest from Affiliate's Chief Financial Officer to the effect that Affiliate has completed an audit conducted by an independent certified accounting firm of the results of Affiliate's operations for such fiscal year and based on that audit the information supplied to TelQuest by Affiliate with respect to such fiscal year is accurate and complete in all respects. Affiliate's obligation to supply such a letter shall continue after any termination of this Agreement until TelQuest receives the required letter with respect to the last fiscal year during any portion of which this Agreement is in effect. In addition, TelQuest shall have the right to have a TelQuest appointed representative, once a year, at TelQuest's timing, upon reasonable notice to Affiliate, inspect Affiliate's subscriber billing records and any other subscriber records kept by Affiliate.

                       (iii) Affiliate shall keep accurate and complete records and accounts of billings, subscribers, and all other matters which pertain to Affiliate MMDS Subscribers.

                       (iv) Any amounts not paid by Affiliate to TelQuest when due shall accrue interest at the rate of one and one-half percent (1 1/2%) per month or at the highest lawful rate, whichever shall be lesser, compounded monthly from the date such amounts were due until they are paid.

               b. With respect to the DTH Service Monthly Fee and other fees associated with DTH Service:

                       (i) Within fifteen (15) business days following the end of each calendar month of the Term, TelQuest shall deliver to Affiliate a statement from TelQuest's Chief Financial Officer showing the DTH subscription revenue received for Affiliate DTH Subscribers for such calendar month and the computation of the DTH Service Monthly Fees payable to TelQuest for such calendar month together with payment equal to (i)the DTH subscription revenue received for Affiliate DTH Subscribers for such calendar month, less (ii)the DTH Service Monthly Fees payable to TelQuest for such calendar month, less (iii)the applicable subscriber management fee, less (iv)the applicable call center service fee, less (v) any and all programming costs associated with the TelQuest Programming delivered by TelQuest in connection with DTH Service. The form of such statement shall be as provided by TelQuest, TelQuest having the right to modify such form from time to time; provided such form is reasonably acceptable to Affiliate.

                       (ii) Within one hundred and twenty (120) days following the end of TelQuest's fiscal year during any portion of which this Agreement is in effect, TelQuest shall supply to Affiliate a letter addressed to Affiliate from TelQuest's Chief Financial Officer to the effect that TelQuest has completed an audit conducted by an independent certified accounting firm of the results of TelQuest's operations for such fiscal year and based on that audit the information supplied to Affiliate by TelQuest with respect to such fiscal year is accurate and complete in all respects. TelQuest's obligation to supply such a letter shall continue after any termination of this Agreement until Affiliate receives the required letter with respect to the last fiscal year during any portion of which this Agreement is in effect. In addition, Affiliate shall have the right to have an Affiliate appointed representative, once a year, at Affiliate's timing, upon reasonable notice to TelQuest, inspect TelQuest's DTH subscriber billing records for Affiliate DTH Subscribers and any other Affiliate DTH Subscriber records kept by TelQuest.

                       (iii) TelQuest shall keep accurate and complete records and accounts of billings, subscribers, and all other matters which pertain to Affiliate DTH Subscribers.

                       (iv) Any amounts not paid by TelQuest to Affiliate when due shall accrue interest at the rate of one and one-half percent (1 1/2%) per month or at the highest lawful rate, whichever shall be lesser, compounded monthly from the date such amounts were due until they are paid.

              [




                              **The confidential material contained herein has been omitted and has been separately filed with the Commission.**



                                                                         ]


        11.    Promotion, Marketing and Sales; Intellectual Property.

               a. Affiliate shall use its reasonable commercial efforts to promote the TelQuest Programming to its subscribers and maximize the sale of the TelQuest Programming to its subscribers at the earliest possible date. If the Affiliate offers any services other than the TelQuest Programming, Affiliate shall not promote any other service in a manner that is detrimental to the sale of the TelQuest Programming. In aid of such purpose, TelQuest shall provide promotional and marketing advice, and sales training, and shall make available to said Affiliate, when and as reasonably requested by Affiliate, such marketing and promotional materials as TelQuest may deem appropriate.

               b. Affiliate acknowledges that the name and mark "TelQuest," and the name of TelQuest's programming package, are the exclusive property of TelQuest and will not use such names or marks, or any logos or other items registered in association with that name or mark, or in any way advertise the programming of TelQuest except as advised and approved by TelQuest. Affiliate has not and shall not acquire any proprietary or other rights in such name or marks by reason of this Agreement. Affiliate may distribute materials using such names or marks only if it is clear that such names and marks are marks for the TelQuest Programming and Satellite Services of TelQuest that Affiliate utilizes, and such use shall be in accordance with any instructions that may be issued by TelQuest from time to time.

               c. TelQuest acknowledges that the name and mark "CAI Wireless Systems, Inc.," and the names of Affiliate's programming packages, are the exclusive property of Affiliate and will not use such names or marks, or any logos or other items registered in association with that name or mark, except as advised and approved by TelQuest. TelQuest has not and shall not acquire any proprietary or other rights in such name or marks by reason of this Agreement. TelQuest may distribute materials using such names or marks only if it is clear that such names and marks are marks for the Satellite Services of TelQuest that Affiliate utilizes, and such use shall be in accordance with any instructions that may be issued by Affiliate from time to time.

               d. Affiliate agrees to publicize, promote and prominently display and exhibit, wherever appropriate, the logos and trademarks of TelQuest, including the name of TelQuest's programming package, in accordance with TelQuest's policies and standards.

               e. TelQuest agrees to publicize, promote and prominently display and exhibit, where appropriate, the logos and trademarks of Affiliate, including the names of Affiliate's programming packages, in accordance with Affiliate's policies and standards.

               f. Affiliate will not advertise, package or market TelQuest Programming under any other name other than "TelQuest," and the name of TelQuest's programming package, or such other name agreed to by TelQuest for the TelQuest Programming, and should Affiliate determine to market such TelQuest Programming together with other programming, it will obtain TelQuest's prior written approval as to the manner of such combination.

               g.  With respect to Affiliate Subscribers:

                       (i) TelQuest may, from time to time, undertake consumer marketing tests and surveys, polls and other research in connection with the TelQuest Programming. Subject to the limitations of applicable laws, Affiliate shall cooperate with TelQuest in such research by making its subscriber lists and sales information available to TelQuest and by rendering any other assistance which TelQuest may reasonably request and which
                              Affiliate can reasonably provide.   Any
                              such information provided by Affiliate shall be used by TelQuest only for marketing and billing purposes. TelQuest shall treat as confidential the subscriber names, addresses and sales information received from Affiliate in connection with such research and shall use any such names and addresses only in connection with such research. All subscriber information obtained by TelQuest hereunder shall be maintained in confidence by TelQuest and used solely for the delivery of Satellite Services hereunder or as otherwise permitted in this Agreement or as otherwise agreed to in writing by Affiliate.

                       (ii) TelQuest will provide marketing strategy and programs for marketing TelQuest Programming for DTH Services in the markets served by Affiliate Systems and will work with Affiliate to "co-brand" the TelQuest Programming package for use in such advertising. Affiliate shall establish a marketing budget per Affiliate System for marketing TelQuest Programming reasonably expected to permit Affiliate to meet the Performance Standards for DTH Services hereunder. TelQuest shall also control the establishment of licensing/comarketing arrangements and the development of a consumer retail distribution plan for the DTH Services.

        12.    Transmission Security.

               Affiliate recognizes that in order to preserve the integrity and marketability of TelQuest Programming, it is necessary for TelQuest to cause such programming to be transmitted via satellite in an encoded mode. It shall be and remain the obligation of Affiliate to obtain at its own expense, but subject to the approval of TelQuest, such decoding device(s) (IRTs) as may be necessary to properly receive such TelQuest Programming. PROVIDED, HOWEVER, that TelQuest shall give said Affiliate no less than ninety (90) days' notice of implementation of any modifications to such security measures and to the extent reasonable and possible, cooperate, and coordinate the availability of said equipment, with Affiliate to assist in the orderly deployment by Affiliate of acceptable decoding or descrambling device(s).

        13.    Pre-Emptions and Changes; Force Majeure.

               a. Affiliate understands that from time to time, due to the nature of TelQuest Programming, it may be necessary to change, with little or no notice, the schedule or lineup of TelQuest Programming as may be or have been previously provided or contained in any advance program notices or guides, and such changes or pre-emptions beyond the reasonable control of TelQuest, shall not affect the responsibility of Affiliate to carry or to pay for the TelQuest Programming alternatively provided.

               b. In addition, neither TelQuest nor Affiliate shall incur any liability under this Agreement with respect to any failure of the Satellite Services to be delivered to Affiliate or Affiliate Subscribers if such failure is due to any of the following events ("Force Majeure"): (i)any satellite or transponder failure; (ii)the failure of any other equipment owned or maintained by others other than equipment leased by TelQuest; (iii)any labor dispute, fire, flood, riot, legal enactment, government regulation, act of God; or (iv)any cause beyond the reasonable control of TelQuest or Affiliate, as the case may be. In any such case, the parties' time for performance under this Agreement, to the extent affected by any of the foregoing, shall be correspondingly extended. Each party shall exercise its reasonable efforts to cure any such failures or delays and the cause thereof.

        14.    Regulations.

        The obligations of the parties hereto are and at all times shall remain subject to all applicable Federal, State and local laws, rules and regulations. Both TelQuest and Affiliate each represent and warrant as to itself that at the present time it does not know and has no reason to know of any restrictions placed on its activities by any applicable jurisdictions which would adversely affect its performance hereunder.

        15.    Performance Standards and Exclusivity.

               a. TelQuest agrees to provide TelQuest Programming pursuant to the terms of this Agreement to Affiliate on an exclusive basis within each Service Area for the Affiliate Systems, and provided that Affiliate is in full compliance with the mutually acceptable performance standards (the "Performance Standards") set forth on Schedule E attached hereto. Each month of the Term, TelQuest will review whether Affiliate is in compliance with the Performance Standards on a Service Area by Service Area basis. In the event TelQuest determines that Affiliate is not in compliance with the Performance Standards in a particular Service Area, then TelQuest shall provide Affiliate with written notice of such non-compliance. [**The confidential material contained herein has been omitted and has been filed separately with the Commission.**]


               b. Subject to subsection (a) above, TelQuest may provide Satellite Services for customers in addition to the Affiliate Systems. When providing such services to additional customers, TelQuest may use any or all of its facilities used to provide similar services to the Service Areas of Affiliate Systems, provided such use does not impair TelQuest's ability to fulfill, and fully perform in each respect, its obligations to the Affiliate hereunder.

        16.    Equipment.

               a. TelQuest shall coordinate with vendors on the general specifications and design of the consumer premise equipment ("CPE") and related conditional access facilities to be used by Affiliate Subscribers to receive the Satellite Services.


               b. Affiliate shall be responsible for purchasing and installing all CPE at Affiliate's sole cost and risk.

               c. Affiliate shall have the responsibility during the Term, at Affiliate's sole cost and expense to maintain, modify and repair all equipment at Affiliate's head-ends and at Affiliate DTH Subscribers' premises for the Affiliate Systems as may be necessary to use the Satellite Services provided herein.

        17.    Insurance.

               a. TelQuest shall maintain with financially sound and reputable insurers, insurance with respect to the Uplink Facilities as required by the Master Building Space License Agreement for TelQuest Equipment with Loral Skynet relating to the Uplink Facilities.

               b. Affiliate shall maintain with financially sound and reputable insurers, insurance with respect to Affiliate's head-ends for the Affiliate Systems against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, self-insurance and co-insurance, if applicable) as is customary for entities in business similar to that of Affiliate in the same geographic areas as Affiliate operates the Affiliate Systems.

               c. Either party may, at its option and at its own cost, secure business interruption insurance.

        18.Representation and Warranties of TelQuest.

               a. TelQuest represents and warrants that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is empowered to grant the rights and privileges provided for hereunder, and this Agreement has been duly executed by it and constitutes its valid and enforceable obligation.

               b. TelQuest represents and warrants that it has or will have the right to furnish the TelQuest Programming to Affiliate DTH Subscribers.

               c. TelQuest represents and warrants that TelQuest's provision of the Satellite Services complies with all applicable laws, ordinances, codes, permits, certifications, licensing requirements, rules and regulations, and TelQuest has not received any notice to the contrary.

               d. TelQuest represents and warrants that there is no action, proceeding at law or in equity, arbitration or administrative or other proceeding by or before, or, to the best knowledge, information and belief of TelQuest, any investigation by, any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of TelQuest, threatened against TelQuest, affecting the ability of TelQuest to provide the Satellite Services to Affiliate in accordance with this Agreement.

               e. TelQuest represents and warrants that it has entered into that certain Telstar Satellite Transponder Capacity Agreement with Loral Skynet (the "Transponder Agreement") for the lease of C-band and Ku-band transponders, a copy of which has previously been provided to Affiliate.

               f. Each of the foregoing representations and warranties set forth in this Section shall be true and correct in all material respects on and as at each and every date during and throughout the terms of this Agreement as though made on such date(s).

        19.Representations and Warranties of Affiliate.

               a. Affiliate represents and warrants that Affiliate is a corporation duly incorporated or otherwise validly existing and in good standing in the state referred to in the opening paragraph of this Agreement and has all the requisite power and authority, corporate or otherwise, to own and operate the Affiliate Systems set forth on Schedule A attached hereto including without limitation all necessary franchises and licenses to operate the same; that all such Affiliate Systems fall within the PSA as set forth on Schedule A attached hereto; and that this Agreement has been duly executed by Affiliate and constitutes its valid and enforceable obligation.

               b. Affiliate represents and warrants that Affiliate will not provide TelQuest Programming in any fashion to any person without making payment to TelQuest provided for in this Agreement, except upon the express written permission of TelQuest.

               c. Affiliate represents and warrants that Affiliate's receipt of the Satellite Services complies with all applicable laws, ordinances, codes, permits, certification, licensing requirements, rules and regulations, and Affiliate has not received any notice to the contrary.

               d. Affiliate represents and warrants that there is no action, proceeding at law or in equity, arbitration or administrative or other proceeding by or before, or, to the best knowledge, information and belief of Affiliate, any investigation by, any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of Affiliate, threatened against Affiliate, affecting the ability of Affiliate to perform its obligations in accordance with this Agreement.

               e. Affiliate represents and warrants that it has the right to furnish the TelQuest Programming to Affiliate MMDS Subscribers.

               f. Each of the foregoing representations and warranties set forth in this Section shall be true and correct in all material respects on and as at each and every date during the terms of this Agreement as though made on such date(s).

        20.    Indemnification.

        TelQuest and the Affiliate shall each indemnify and forever hold harmless the other, the other's shareholders, partners, members, and their respective officers, directors, managers, employees and agents in their capacity as such from all liabilities, claims, costs, damages and expenses incurred by a third party for which a claim has been made or action begun by said third party, (including, without limitation, reasonable attorney's fees) arising out of any breach of any representation, warranty or any of its obligations pursuant to this Agreement. In any case in which indemnification is sought, the party seeking indemnification (the "Indemnified Party") shall
(i) promptly notify the party from which such indemnification is sought (the "Indemnifying Party") and (ii) afford the Indemnifying Party the opportunity of defending such claim and controlling the litigation, settlement and other disposition of such claim and (iii) the Indemnified party shall fully cooperate in connection with such defense, litigation, settlement or disposition and shall have the right, but not the obligation, to join in and be represented by its own counsel, at its own cost and expense. In addition, TelQuest and the Affiliate shall each indemnify and forever hold harmless the other, the other's shareholders, partners, members, and their respective officers, directors, managers, employees and agents in their capacity as such from all liabilities, claims, costs, damages and expenses incurred (including, without limitation, reasonable attorneys' fees) arising out of any breach of any representation, warranty or any of its obligations pursuant to this Agreement or out of its wrongful or grossly negligent actions or willful misconduct in connection with this Agreement.

        21. Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER IN THE EVENT
OF A BREACH OF THIS AGREEMENT OR ANY INTERRUPTION IN SERVICE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUES).

        22.    Termination

               a.  This Agreement may be terminated as follows:

                       (i) Either party may terminate this Agreement by written notice to the other party if a party materially breaches any of the terms and conditions of this Agreement and does not cure such breach within thirty (30) days after receiving from the other party a written notice with a description of the breach and a demand for its cure. A material breach shall be defined as including but not limited to the failure of the Affiliate to make any payment due under this Agreement, or the material failure on the part of TelQuest to provide TelQuest Programming to the Affiliate substantially in accordance with and subject to the terms of this Agreement.
                       (ii) Either party may terminate this Agreement if any Force Majeure event continues uninterrupted for a period of thirty (30) or more.

                       [




                              **The confidential material contained herein has been omitted and has been filed separately with the Commission.**





                                                           ]

               b. Upon any such termination, or in the event of the expiration of the Term, TelQuest shall be entitled to receive all amounts due for Satellite Services through the date of termination. Nothing herein, however, shall limit the rights of either party to assert a claim for damages against the other party for breach or wrongful termination of the Agreement.

        23.    Miscellaneous.

               a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               b. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               c. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, Affiliate shall be permitted to assign its rights, interests and obligations hereunder provided Affiliate guarantees performance and all payments due to TelQuest hereunder, without the prior written consent of TelQuest.

               d. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by final and binding arbitration in accordance with the then prevailing rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Philadelphia, PA before a single arbitrator.

               e. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

               f. Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

               g. Notices. Any notices or other communications hereunder or with respect to this Agreement shall be in writing and shall be given to the parties

                       (i)    By hand,
                       (ii)   By facsimile,
                       (iii) By nationally recognized overnight courier or by Express, registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to Affiliate:

               CAI WIRELESS SYSTEMS, INC.
               101 Ponds Edge Drive, Suite 300
               Chadds Ford, PA 19317
               Attention: John J. Prisco
               Fax No.:   (610) 388-3031


        With a copy to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               1333 New Hampshire Avenue, NW
               Suite 400
               Washington, DC 20036
               Attention: Kay Tatum, Esq.
               Fax No.:   (202) 887-4288

        If to TelQuest:

               TELQUEST COMMUNICATIONS, INC.
               65 West Street Road A-100
               Warminster, Pennsylvania 18974
               Attention: Martin C. Lafferty
               Fax No.:   (215) 956-2456

        With a copy to:

               Day, Berry & Howard
               One Canterbury Green
               Stamford, Connecticut 06901
               Attention: Counsel to TelQuest
               Fax No.:   (203) 977-7301

Notices by facsimile transmission shall be deemed to have been received when confirmed in writing, whether by manual or electronic re-transmission of receipt, by the party for whom the transmission is intended and notices by courier shall be deemed received the following business day after delivery to the courier. This provision shall not be construed as authorization for service of process or similar papers by facsimile. Any party hereto may, by giving written notice to the other parties hereto, change the address to which notices are to be sent.

               h. Entire Agreement. This Agreement and the annexed Schedules, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior oral and written understandings between the parties relating thereto.

               i. Amendments. This Agreement may be changed, modified or amended from time to time only in writing signed by the parties.

               j. Waiver. No waiver of any provision in the Agreement or any breach hereunder shall be deemed a waiver of any other provision or subsequent breach, nor shall any such attempted waiver constitute a waiver. Delay or failure of any party to insist on strict performance or observance of any provision of the Agreement or to exercise any rights or remedies hereunder shall not be deemed a waiver. Any waiver shall be effective only if in writing and signed by the waiving party.

                            [balance of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      TELQUEST SATELLITE SERVICES LLC



                                      By:  /s/ Martin C. Lafferty
                                            Name: Martin C. Lafferty
                                            Title:  President



                                      CAI WIRELESS SYSTEMS, INC.



                                      By: /s/ John J. Prisco
                                            Name:  John J. Prisco
                                            Title:   President